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               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]





                                  June 27, 1996                    50036-0045





PacificAmerica Money Center, Inc.
21031 Ventura Boulevard
Woodland Hills, CA  91364

                 Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") which PacificAmerica Money Center, Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission.

                 The Registration Statement covers 330,000 shares of Common Stock, $0.01 par value, issuable under the 1995 PacificAmerica Money Center, Inc. Stock Option Plan, 400,000 shares of such Common Stock issuable under the 1995 PacificAmerica Money Center, Inc. Employee Savings Plan and 65,000 shares of such Common Stock issuable under PacificAmerica Money Center, Inc. Employee Stock Purchase Plan, as well as the interests (the "Interests") in the PacificAmerica Money Center, Inc. Employee Savings Plan (the "Savings Plan"). The three Plans described are hereinafter referred to as the "Plans" and the 795,000 shares of Common Stock as the "Shares".

                 In connection with rendering this opinion, we have examined originals, or copies identified to our satisfaction as being true copies of originals, of such corporate records of the Company and other documents which we considered necessary for the purposes of this opinion. We have obtained from public officials certificates as to legal matters and from officers of the Company a representation letter as to factual matters (the "Representation Letter").

                 In our review and examination of documents we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and





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JEFFER, MANGELS, BUTLER & MARMARO LLP

PacificAmerica Money Center, Inc.
June 27, 1996
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the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies thereof; (iii) all signatories have adequate power and authority and have taken all necessary actions to execute and deliver such documents and hold all necessary licenses and permits to entitle them to enforce such agreements; and (iv) each person signing a document is a competent adult person not operating under any legal disability, duress or having been defrauded in the execution of documents.

                 Based upon and subject to the foregoing, it is our opinion that the Shares to be issued under the Plans have been duly authorized, and, when so issued upon (i) payment therefor provided pursuant to the respective Plans; (ii) the effectiveness of the Registration Statement; and (iii) compliance with applicable blue sky laws, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company.

                 Based upon and subject to the foregoing, it is our opinion, subject to effectiveness of the Registration Statement and compliance which applies to blue sky laws, that the Interests is the Savings Plan have been duly authorized and will constitute legally issued Interests in the Savings Plan.

                 We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the Shares or the Interests are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares or Interests.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement; to the filing of this opinion in connection with such filings of applications by the Company as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Securities under the blue sky laws of any state or other jurisdiction; and to the reference, if any, to this firm in the Prospectus under the heading "Legal Opinion". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission promulgated thereunder.

                 Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.





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JEFFER, MANGELS, BUTLER & MARMARO LLP

PacificAmerica Money Center, Inc.
June 27, 1996
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                 The opinions set forth herein are based upon the federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware, all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                 The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                 The principal shareholder of Bruce P. Jeffer, a Professional Corporation, a partner in Jeffer, Mangels, Butler & Marmaro LLP, is the beneficial owner of 14,036 shares of Common Stock, 12,571 General Partner Warrants and 1,525 Subscriber Warrants of the Company.



                                        Very truly yours,


                                     /s/ JEFFER, MANGELS, BUTLER & MARMARO LLP
                                     ------------------------------------------
                                         JEFFER, MANGELS, BUTLER & MARMARO LLP